Exhibit 99.1

AMALPHIS GROUP INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007	F-3
Consolidated Statements of Operations for the period November 9, 2007 (inception) through December 31, 2007 and the year ended December 31, 2008	F-4
Consolidated Statements of Stockholders’ Equity for the period November 9, 2007 (inception) through December 31, 2007 and the year ended December 31, 2008	F-5
Consolidated Statements of Cash Flows for the period November 9, 2007 (inception) through December 31, 2007 and the year ended December 31, 2008	F-6
Notes to Consolidated Financial Statements	F-7–F23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Amalphis Group, Inc. and subsidiary
To the Board of Directors and Shareholders of
Amalphis Group, Inc. and subsidiary

We have audited the accompanying consolidated balance sheets of Amalphis Group, Inc. and subsidiary as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders' equity`, and cash flows for the year ended December 31, 2008 and for the period of November 7, 2007 (inception) through December 31, 2007.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amalphis Group, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the year ended December 31, 2008 and the period of November 7, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted  in  the  United  States  of  America.

/s/ Jewett, Schwartz, Wolfe & Associates

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
Hollywood, Florida
March 4, 2009

200 South Park Road, Suite 150  •  Hollywood, Florida 33021 •  Main 954.922.5885  •  Fax 954.922.5957  •  www.jsw-cpa.com
Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of SEC

AMALPHIS GROUP INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	December 31, 2008	December 31, 2007
ASSETS

Cash	$629,344	$499,925
Investments	29,244,338	23,435,000
Accrued interest	27,408	-
Insurance premium receivable	3,276,725	450,000
TOTAL ASSETS	$33,177,815	$24,384,925

LIABILITIES AND STOCKHOLDERS' EQUITY:

LIABILITIES
Accounts payable	$42,551	$46,901
Unearned premium reserve	17,671	-
Loss reserves	3,266,402	320,703
Total liabilities	3,326,624	367,604

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 100,000,000 shares
authorized; 2,437,500 shares issued and outstanding	24,375	-
Additional paid-in-capital	23,875,625	23,900,000
Retained earnings	5,951,191	117,321
Total stockholders' equity	29,851,191	24,017,321

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,177,815	$24,384,925

The accompanying notes are an integral part of these consolidated financial statements

AMALPHIS GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 9, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2007 AND FOR THE YEAR ENDED DECEMBER 31, 2008

		For the Period from
		November 9, 2007
		(Inception) to
	December 31, 2008	December 31, 2007

Net premiums earned	$11,617,910	$450,000
Investment income	41,140	-
Net realized and unrealized gains (loss) on securities	5,809,338	35,000
Total revenues	17,468,388	485,000

Expenses:
Losses and loss adjustment expenses	9,111,327	320,703
Policy acquisition costs	2,420,421	-
General and administrative expense	102,770	46,976
Total expense	11,634,518	367,679

Income from operations before investment income and
provision for (benefit from) income tax	5,833,870	117,321

Provision for (benefit from) income tax	-	-

Net income	$5,833,870	$117,321

Weighted Average Common Shares Outstanding:
Basic and diluted	2,437,500	2,437,500

Earnings per share:
Basic and diluted	$2.39	$0.05

The accompanying notes are an integral part of these consolidated financial statements

AMALPHIS GROUP INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
DECEMBER 31, 2008 AND 2007

	Common Stock		Additional	Retained
	Shares	$.01 par	Paid in Capital	Earnings	Total

Initial capitalization, November 9, 2007	-	$-	$23,900,000		$23,900,000

Net income				117,321	117,321

Balance, December 31, 2007	-	-	23,900,000	117,321	24,017,321

Issuance of shares at $.03 per share	97,500	975	(975)	-	-

Acquisition of Allied Providient
issuance of shares at $10.21 per share	2,340,000	23,400	(23,400)		-

Net income				5,833,870	5,833,870

Balance, December 31, 2008	2,437,500	$24,375	$23,875,625	$5,951,191	$29,851,191

The accompanying notes are an integral part of these consolidated financial statements.

AMALPHIS GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD NOVEMBER 9, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007
AND THE YEAR ENDED DECEMBER 31, 2008

		For the Period from
		November 9, 2007
		(inception) to
	12/31/2008	12/31/2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$5,833,870	$117,321
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Realized and unrealized gains on investments	(5,840,039)	(35,000)
Changes in assets and liabilities:
Increase (decrease) in insurance premium receivable	(2,826,725)	(450,000)
Increase (decrease) in accounts payable	(4,350)	46,901
Increase in accrued liabilities	-	-
Increase in unearned premium reserve	17,671	-
Increase (decrease) in loss reserves	2,945,699	320,703
Net cash provided by operating activities	126,126	(75)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	-	(25,185,000)
Proceeds from the disposal of investments	30,701	1,785,000
Accrued interest from investments	(27,408)	-
Net cash provided by (used in) investing activities	3,293	(23,400,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of stock		23,900,000
Net cash used in financing activities	-	23,900,000

INCREASE IN CASH	129,419	499,925

CASH, BEGINNING OF YEAR	499,925	-

CASH, END OF YEAR	$629,344	$499,925

Supplemental Disclosures

Cash paid during the year for interest	$-	$-
Cash paid during the year for taxes	$-	$-

 The accompanying notes are an integral part of these consolidated financial statements

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

NOTE 1 – ORGANIZATION

Amalphis Group, Inc., (the “Company”) was formed in July 2008 as a British Virgin Islands (BVI) Business Company.  The Company offers customized reinsurance products in markets where traditional reinsurance alternatives are limited.  In addition, the Company was formed to directly sell a variety of property and casualty insurance products to businesses around the world.    In September 2008,  the Company achieved this objective through its acquisition of Allied Provident, Inc. (“API”), an entity that issue customized reinsurance to a United States insurance carrier that offers automotive insurance coverage to drivers who are unable to obtain insurance from standard carriers.

API was formed in Barbados on November 9, 2007 by Nat Prov Holdings Inc., (Nat Prov) a British Virgin Islands corporation.

The year end for the Company and its wholly owned subsidiaries is December 31.

The Company, which was a non-operating entity, has accounted for the transaction in September 2008 with API as a recapitalization.  Subsequent to the acquisition, there were no changes in management or control over the operations of API. Through the transaction, the ownership of API’s capital had changed, but control over its daily operations had not.  API continues to operate as it had prior to the acquisition.

The financial statements reflect the substance of the transaction, which was a change in the capital structure of the operating entity, API, but not a change in operations.  Therefore, the consolidated financial statements present the operations as follows:

a.	The operations of API from the date of inception in November 2007 through December 31, 2007 and for the year ended December 31, 2008;

b.	The operations of the Company from the date of its inception in July 2008 through December 31, 2008; and

c.	Elimination of any intercompany investment activity associated with the change in capital structure.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Principles of Consolidation

The consolidated financial statements include the accounts of Amalphis Group Inc. and its wholly owned subsidiary, Allied Provident, Inc.  All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements” which established that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied and collection is reasonably assured.

The Company’s sources of revenues are as follows:

Premium income – Premiums income includes proceeds collected on written policies.   premiums written are recorded as unearned premiums upon policy inception and recognized as revenue  on a pro rata basis over the term of the related policy coverage.

Realized gains and losses – Gains and losses on the sale of investments are calculated as the difference between net sale proceeds and the cost basis and are recorded as revenue  upon occurrence of the sale transaction.

Interest income – Interest income is generated from the Company’s investment portfolio.  Interest income is recognized as revenue as it is

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents are defined to include cash on hand and cash in the bank.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Insurance contracts

Insurance contracts are defined as those containing significant insurance risk at the inception of the contract or those where, at the inception of the contract, there is a scenario with commercial substance where the level of insurance risk may be significant.  The significant insurance risk is dependent upon both the probability of an insured event and the magnitude of its potential effect.

Once a contract has been classified as an insurance contract, it remains an insurance contract for the remainder of its lifetime, even if the insurance risk reduces significantly during the period.

Investments

The Company’s investments consist of marketable equity securities.  All investments are initially recorded at cost.  After initial recognition, investments, which are classified as fair value through income, are measured at fair value.
For investments that are actively traded in organized financial markets, fair value is determined by reference to stock exchange bid market prices at the close of business on the balance sheet date.

All marketable security transactions are recognized on the trade date.  Fair value and realized gains and losses adjustments are recorded in the statement of operations.

Loss reserves

Loss reserves include a provision for reported claims plus a provision for losses incurred but not reported.  They are determined by Company’s management based upon an estimate of the ultimate settlement value of all pending claims and include estimates of related settlement expenses.    Any subsequent differences arising from the difference in the estimated loss reserve and the actual loss incurred will be recorded in the period in which they are determined.

Unearned premium reserve

Any portion of written premium attributable to subsequent periods is deferred as unearned premium.  The change in the provision for unearned premium is recorded in the statement of operations in the period of the change.

Liabilities for unpaid claims and claim adjustments

The liabilities for unpaid claims and claim adjustment expenses are based on the estimated ultimate cost of settling the claims, including the effects of inflation and other societal and economic factors. These liabilities are subjected to independent actuarial review by internationally recognized actuarial company and represent the values over a range of actuarially determined expected outcomes. All estimates are calculated gross in respect to time value of money and are net of salvage and subrogation.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

There are no liabilities for unpaid claims and claim adjustment expenses relating to short term duration contracts that are presented at present value.  No interest rate is set for use in the discount of liabilities for unpaid claims and claims adjustment expenses relating to short term duration contracts.

Future policy benefits

Future policy benefits provide for claims that will occur in the future and are generally calculated as the present value of future expected benefits to be incurred less the present value of future expected net benefit premiums. We calculate our liability for future policy benefits based on assumptions of claim frequency, severity, and persistency. These assumptions are generally established at the time a policy is issued. The assumptions used in the calculations are closely related to those used in developing the gross premiums for a policy. As required by GAAP, we also include a provision for adverse deviation, which is intended to accommodate adverse fluctuations in actual experience

Acquisition costs

Acquisition costs are expensed as premium is earned. Due to the short term nature of the business underwritten, no significant amount of deferred acquisition costs results and, therefore, amounts incurred are expensed.  Any deferred acquisition costs are accounted for as a net amount in unearned premium reserve.

Advertising Costs

All advertising costs are charged to expense as incurred. There was no advertising expense for the period ended December 31,, 2008.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that would be received to see an asset or amount paid to transfer a liability  in a current transaction between market participants, other than in a forced sale or liquidation, at the measurement date.   The carrying amounts of financial instruments, including cash, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of the instruments.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follows:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years
Leasehold improvements	5 Years

Income Taxes

Deferred income taxes are recognized based on the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109") for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Under the provision of the Exempt Insurance Act of Barbados, the Company is liable to tax at zero percent for the first fifteen years of its operations and, thereafter, at 2% on the first $125,000 of taxable income.  As a result, no provision for taxes has been recorded in the Company’s statement of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company adopted this provision upon its inception.  Because the Company is not currently liable for taxes, the adoption of FIN 48 did not have a material impact on its consolidated results of operations or financial condition.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  As of December 31, 2008, there were no potential dilutive instruments that could result in share dilution.

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.  It is reasonably possible that these assets could become impaired as a result of technology or other industry changes.  Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  There was no impairment of long-lived assets as of December 31, 2008.

Stock-Based Compensation

On October 10, 2006 FASB Staff Position (FSP) issued FSP FAS 123(R)-5 “Amendment of FASB Staff Position FAS 123(R)-1 - Classification and Measurement of Freestanding Financial Instruments Originally issued in Exchange of Employee Services under FASB Statement No. 123(R)”.  The FSP provides that instruments that were originally issued as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP have been applied in the first reporting period beginning January 1, 2007.  The Company does not expect that its adoption of FSP FAS 123(R)-5 will have a material impact on its consolidated results of operations and financial condition.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Recent Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

Employers’ Disclosures about Postretirement Benefit Plan Assets

In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.”  This FSP amends FASB Statement No. 132(R) (“SFAS No. 132(R)”), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan.  FSP FAS No. 132(R)-1 also includes a technical amendment to SFAS No. 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented.  The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009.  The technical amendment was effective upon issuance of FSP FAS No. 132(R)-1.
The Company currently has no such plans and does not anticipate that its adoption of  FSP FAS No. 132(R)-1 would have any impact on its consolidated financial position and results of operations.

Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities

In December 2008, the FASB issued FSP FAS No. 140-4 and FIN No. 46(R) -8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This FSP amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets.  FSP FAS No. 140-4 also amends FIN No. 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity.  FSP FAS No. 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users.  FSP FAS No. 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged.  The Company is currently assessing the impact of FSP FAS No. 140-4 on its consolidated financial position and results of operations.

Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

In November 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.”  EITF No. 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock.  EITF No. 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  EITF No. 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years.

The Company currently has no such instruments and does not anticipate that its adoption of EITF No. 08-8 will have a material impact on its consolidated financial position and results of operations.

Accounting for Defensive Intangible Assets

In November 2008, the FASB issued EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets.”  EITF No. 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement.  EITF No. 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities.  EITF No. 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.
The Company does not anticipate that its adoption of EITF No. 08-7 will have a material on its consolidated financial position and results of operations.

Equity Method Investment Accounting Considerations

In November 2008, the FASB issued EITF Issue No. 08-6 (“EITF No. 08-6”), “Equity Method Investment Accounting Considerations.”  EITF No. 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method.  Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence.  EITF No. 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008.  The Company is currently assessing the impact of EITF No. 08-6 on its consolidated financial position and results of operations.

Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.”  This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active.  The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement

In September 2008, the FASB issued EITF Issue No. 08-5 (“EITF No. 08-5”), “Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement.”  This FSP determines an issuer’s unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis.  FSP EITF No. 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008.  The Company is currently assessing the impact of FSP EITF No. 08-5 on its consolidated financial position and results of operations.

Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161

In September 2008, the FASB issued FSP FAS No. 133-1, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.”  This FSP amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument.  The FSP also amends FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require and additional disclosure about the current status of the payment/performance risk of a guarantee.  Finally, this FSP clarifies the Board’s intent about the effective date of FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  FSP FAS No. 133-1 is effective for fiscal years ending after November 15, 2008.  The Company is currently assessing the impact of FSP FAS No. 133-1 on its consolidated financial position and results of operations.

Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act, and Enhanced Disclosures for all Endowment Funds

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

In August 2008, the FASB issued FSP FAS No. 117-1, “Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act (“UPMIFA”), and Enhanced Disclosures for all Endowment Funds.”  The intent of this FSP is to provide guidance on the net asset classification of donor-restricted endowment funds.  The FSP also improves disclosures about an organization’s endowment funds, both donor-restricted and board-designated, whether or not the organization is subject to the UPMIFA.  FSP FAS No. 117-1 is effective for fiscal years ending after December 31, 2008.  Earlier application is permitted provided that annual financial statements for that fiscal year have not been previously issued.  The Company is currently assessing the impact for FSP FAS No. 117-1 on its consolidated financial position and results of operations.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued EITF Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” EITF No. 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The EITF 03-6-1 affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 03-6-1 on its consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock.”  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions.  It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”.  This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  SFAS No. 163 also clarifies how SFAS No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion.  The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized.  The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations.  The FSP requires retrospective application to the terms of instruments as they existed for all periods presented.  The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted.  The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles".  The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133.” This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This Statement replaces the original SFAS No. 141.  This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.

b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.

c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its consolidated results of operations and financial condition.

Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date.  The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its consolidated results of operations and financial condition.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115,” which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The election of this fair-value option did not have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements.”  SFAS No. 157 provides guidance for using fair value to measure assets and liabilities.  SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and was adopted by the Company in the first quarter of fiscal year 2008. There was no material impact on the Company’s consolidated results of operations and financial condition due to the adoption of SFAS No. 157.

NOTE 3 – FAIR VALUE

In the first quarter of 2008 , the Company adopted SFAS 157, “Fair Value Measurements,” which became effective on January 1, 2008. SFAS 157, which applies to financial assets and liabilities, establishes a framework for measuring fair value, establishes a fair value hierarchy based on inputs used to measure fair value, and expands disclosure about fair value measurements. Adopting this statement has not had an effect on the Company’s financial condition, cash flows, or results of operations.

In accordance with SFAS 157, the financial instruments have been categorized, based on the degree of subjectivity inherent in the valuation technique, into a fair value hierarchy of three levels, as follows:

•	Level 1: Inputs are unadjusted, quoted prices in active markets for identical instruments at the measurement date (e.g., U.S. Government securities and active exchange-traded equity securities).

•
Level 2:  Inputs (other than quoted prices included within Level 1) that are observable for the instrument either directly or indirectly (e.g., certain corporate and municipal bonds and certain preferred stocks). This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3:  Inputs that are unobservable. Unobservable inputs reflect the reporting entity’s subjective evaluation about the assumptions market participants would use in pricing the financial instrument (e.g., certain structured securities and privately held investments).

The composition of the investment portfolio as of December 31 was:

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

	2008
	Level 1 Fair Value	Level 2 Fair Value		Level 3 Fair Value		Total Fair Value	Cost
Equity	29,244,338		—		—	29,244,338	25,185,000

	$29,244,338	$	---	$	----	29,244,338	25,185,000

Our portfolio valuations classified are classified as Level 1 in the above table are priced exclusively by external sources, including: pricing vendors, dealers/market makers, and exchange quoted prices.

Vendor quoted prices represent 50% of Level 1 classifications. The balance of Level 1 pricing comes from quotes obtained directly from trades made on an active exchange. The Company reviewed independent documentation detailing the pricing techniques, models, and methodologies used by these pricing vendors and believe that their policies adequately consider market activity, either based on specific transactions for the issue valued or based on modeling of securities with similar credit quality, duration, yield, and structure that were recently transacted. The Company continues to monitor any changes or modifications to their process due to the recent market events. During 2008, and more specifically, in the fourth quarter, the Company reviewed each sector for transaction volumes to determine if sufficient liquidity and activity existed. It was determined that, while overall activity or liquidity is below historical averages, sufficient activity and liquidity existed to provide a source for market level valuations.

During each valuation period, internal estimations of portfolio valuation (performance returns) are created based on current market-related activity (i.e., interest rate and credit spread movements and other credit-related factors) within each major sector of our portfolio. Internally generated portfolio results are compared with those generated based on quotes we received externally and research material valuation differences.

Based on the criteria described above, the Company believes that the current level classifications are appropriate based on the valuation techniques used and that our fair values accurately reflect current market assumptions in the aggregate.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

NOTE 4 – SCHEDULE OF INVESTMENTS

The Company’s investments consisted of the following as of December 31, 2008

Name	Original Cost	Fair Value	Realized Gain	Unrealized Gain	Total
Codrington Partners	12,125,000	14,550,000	245,000	2,425,000	14,550,000
Global Asset Fund	1,785,000	1,860,026		75,025.50	1,860,026
Taurus Global Fund	9,770,000	12,834,313		3,064,313	12,834,313

	23,680,000	29,244.338	245,000	5,564,338	29,244,338

NOTE 5 – LOSS RESERVES

Loss reserves include a provision for reported claims plus a provision for losses incurred but not reported.   The Company reported the following activity throughout its loss reserve account during from inception through December 21, 2008.

Balance at beginning of period	$-
Amount charged to cost and expense	320,703
Balance as of December 31, 2007	320,703
Amount charged to cost and expense during 2008	2,945,699
Balance as of December 31, 2009	$3,266,402

NOTE 6 – RELATED PARTY TRANSACTIONS

NatProv’s $23,900,000 capital investment in Allied Provident was financed by capital contributions from the sole shareholder of NatProv and through loans of cash and marketable securities from other persons to NatProv.

One of the members of API’s Board of Directors is the chief executive officer of Lindsay General Insurance, which manages underwriting, policy issuance and claims on behalf of Drivers Insurance Company.  Our auto reinsurance policy was issued to Drivers.

AMALPHIS GROUP INC.
Notes to the Consolidated Financial Statements

NOTE 7 – EQUITY

Capitalization –

Allied Provident Insurance, Inc.

In December 2007, and in connection with the grant of its exempt insurance company license by the Ministry of Finance of the Government of Barbados, Nat Prov contributed in cash and marketable securities an aggregate of $23,900,000 to the capital of Allied Provident, as follows:

Cash	$500,000
Equity securities	$23,400,000
Amalphis Group, Inc.

On July 16, 2008, the Company issued an aggregate of 97,500 shares, at par value of $0.01.

On September 9, 2008, the Company issued 2,340,000 shares to NatProv in exchange for 100% of the share capital of Allied Provident Insurance.  The shares were valued at $23,900,000 or $10.21 per share.